UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 2, 2010

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Insight Management Corporation
(Exact name of registrant as specified in its charter)
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Florida	333-148697	20-8715508
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1130 E. Clark Ave. Ste. 150-286 Orcutt, CA 93455
(Address of principal executive offices)

(866) 787-3588
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02.     Termination of a Material Definitive Agreement.

    On March 2, 2010, Insight Management Corporation (“Insight”) and Rebel Testing, Inc. (“RTI”) terminated the stock purchase acquisition agreement (“acquisition agreement”).As previously disclosed in Insight’s 8-K filed on July 7, 2009, the first payment under the acquisition agreement was due 60 days after effective registration of the stock which was required 90 days after closing. The continuing slow recovery of the economy from the recession and the overall uncertainty in the business environment has greatly impacted Insight’s ability to raise capital. RTI had granted two extensions for the payment date, December 31, 2009, and February 28, 2010.  Because Insight was not able to secure funding in time to meet the February deadline and is not able to give RTI a definitive timeframe as to when funding could be secured, RTI has declined to grant a third extension of the payment date.  RTI sent notice of default and termination on March 2, 2010.  As a result of this default and termination Insight Management no longer controls RTI and will need to de-consolidate RTI.

Item 8.01.     Other Events.

    On March 2, 2010, Insight issued a press release announcing the termination of the Acquisition Agreement and a copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01.  Financial Statements, Pro Forma Financial Information and Exhibits.

 (d)           Exhibits.

    The following exhibits are filed herewith:

Exhibit No.	Identification of Exhibit
99.1	Press Release issued on March 2, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 2, 2010	INSIGHT MANAGEMENT CORPORATION.

	By	/s/ Jennifer Rapacki
Jennifer Rapacki
Chief Executive Officer
(Principal Executive Officer)